UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2026

SATELLOGIC INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41247	98-1845974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Delburg Street
Davidson, NC 28036
(Address of Principal Executive Offices, and Zip Code)

(704) 894-4482
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SATL	The Nasdaq Capital Market
Warrants	SATLW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.           Entry into a Material Agreement.

On January 26, 2026, Satellogic Inc. (the “Company”) entered into a share purchase agreement (the “Purchase Agreement”) with the purchasers party thereto, pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”), 7,399,578 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at an offering price of $4.73 per share. The gross proceeds to the Company from the Offering are approximately $35 million, before deducting the Placement Agents’ (as defined below) fees and estimated offering expenses payable by the Company. Closing of the Offering occured on January 27, 2026.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. Under the Purchase Agreement, and subject to certain exceptions, the Company, as well as its directors and executive officers, have agreed, for a period of 45 days following the closing of the Offering, not to offer, sell, pledge, transfer, dispose of, or file a registration statement with the Securities and Exchange Commission (the “SEC”) relating to, any shares of Class A Common Stock or similar securities, or enter into any related derivative transactions.

Titan Partners Group LLC, a division of American Capital Partners, LLC (“Titan”) acted as the lead placement agent and Craig-Hallum Capital Group LLC acted as co-placement agent (together, the “Placement Agents”) for the Offering, pursuant to that certain Placement Agent Agreement (the “Placement Agent Agreement”), dated January 26, 2026, by and between the Company and Titan. The Placement Agent Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. The Company has also agreed to reimburse Titan for certain fees and expenses incurred in connection with the Offering, and to indemnify Titan against certain liabilities arising out of the Placement Agents’ activities pursuant to the Placement Agent Agreement.

The Offering is being made pursuant to the Company’s registration statements on Form S-3 (File Nos. 333-283719 and 333-292940) previously filed with the SEC and a prospectus supplement thereunder.

The foregoing descriptions of the Purchase Agreement and Placement Agent Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and Placement Agent Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

A copy of the opinion of King & Spalding LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01            Financial Statements and Exhibits.

(d)         Exhibits.

5.1	Opinion of King & Spalding LLP
10.1	Form of Securities Purchase Agreement, dated January 26, 2026, by and among Satellogic Inc. and the purchasers party thereto
10.2	Placement Agent Agreement, dated January 26, 2026, by and between Satellogic Inc. and Titan Partners Group LLC, a division of American Capital Partners, LLC
23.1	Consent of King & Spalding LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2026

SATELLOGIC INC.

By:	/s/ Rick Dunn
Name:	Rick Dunn
Title:	Chief Financial Officer